UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): June 25, 2009 (June 19, 2009)

CHINA ADVANCED CONSTRUCTION MATERIALS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-141568	20-8468508
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1515 Broadway, 11th Floor
New York, NY 10036

(Address of principal executive offices)

+86 10 82525361
 (Registrant's telephone number, including area code)

Yingu Plaza, 9 Beisihuanxi Road, Suite 1708
Haidian District, Beijing 100080
People’s Republic of China

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On June 19, 2009, the Board of Directors of China Advanced Construction Materials Group, Inc. (the “Company”), adopted its 2009 Equity Incentive Plan (the “Plan”). The Plan provides for grants of stock options, and restricted stock (collectively, the “Awards”). A total of 1,400,000 shares of the Company’s common stock may be issued pursuant to Awards granted under the Plan. The exercise price per share for the shares to be issued pursuant to an exercise of a stock option will be no less than the fair market value per share on the grant date, except in the case of an incentive stock option granted to a 10% owner, where the exercise price will be no less than 110% of the fair market value per share on the grant date. No more than an aggregate of 280,000 shares may be subject to awards under the Plan to any individual participant. No Awards may be granted under the Plan after June 19, 2019, except that any Award granted before then may extend beyond that date.

The foregoing description of the terms of the Plan is qualified in its entirety by reference to the provisions of the Plan, which is included as Exhibit 10.1 to this Form 8-K and incorporated by reference herein.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of President and Director.

On June 19, 2009, Xiangsheng “Norman” Xu was terminated as the Company’s President and removed as a Director of the Company, effective immediately.  Mr. Xu's termination as President and removal as Director were not related to any disagreement between Mr. Xu and the Company on any other matter relating to the Comapny's operations, policies or practices.

Until such time as a permanent replacement is identified, the Company’s current Chief Executive Officer, Xianfu Han, will serve as the Company’s Acting President.

Appointment of Director.

On June 19, 2009, Chin “Gene” Hsiao, the Company’s Chief Financial Officer, was appointed to the Board of Directors of the Company to fill the vacancy created by Mr. Xu’s resignation.  Mr. Hsiao became the Company’s Chief Financial Officer on of December 1, 2008, prior to which he served as Controller of Milligan and Company, LLC from 2000 to 2008, where he managed the overall accounting and financial reporting functions as well as the company’s internal control processes. From 1997 to 1999, Mr. Hsiao served as Finance Manager for J&J Snack Foods Corporation where he was responsible for financial reporting and SEC schedule preparation. From 1995 to 1997, Mr. Hsiao served as Accounting Supervisor of RCN Corporation and as the Senior Operation Analyst at ARAMARK Corporation from 1992 to 1995. Mr. Hsiao has over 15 years of experience in corporate finance and management.  Mr. Hsiao received a B.S. from Drexel University in Philadelphia, and is a certified public accountant in the U.S.

Mr. Hsiao will not receive any compensation for serving as a Director of the Company.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit
No.	Description

10.1	China Advanced Construction Materials Group, Inc. 2009 Equity Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA ADVANCED CONSTRUCTION MATERIALS GROUP, INC.

By:	/s/ Xianfu Han
Xianfu Han
Chief Executive Officer

Dated: June 25, 2009